Exhibit 10.23

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT,
MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT
MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Revised and restated CO-LOCATION MINING SERVICES AGREEMENT

This Revised and Restated Mining Services Agreement (this “Agreement”) is made as of November 23, 2022 (the “Effective Date”), by and between Blockfusion USA, Inc. (“Service Provider”), a Delaware corporation, with an address at [***] and the customer identified below (“Customer”) and shall replace as of the Effective Date the Co-Location Mining Services Agreement between Provider and Customer dated November 10, 2022 (“Original Agreement”) which Orignal Agreement shall terminate as of the Effective Date. Service Provider and Customer are each referred to as a “Party” and collectively as the “Parties.”

COVER PAGE

CUSTOMER DETAILS
Customer:	Solar Liberty, Inc.
Customer Address:	[***]
Customer Primary Contact:	[***]
Customer Phone Number:	[***]
Customer Email Address:	[***]

COMMERCIAL TERMS
Mining Equipment:	One (1) MW of load power as per Exhibits B and C.
Scheduled Start Date:	Commencing on the Effective Date and for a period of 24 months, automatically renewing for periods of six (6) months, unless terminated as provided in Section 15.
Facility Fee:	$[***] per miner per month (minimum of 300 miners) payable quarterly in advance. For 300 miners, this totals $[***] per month and $[***] per quarter.

Subsequent blocks of 300 miners shall be negotiated between the parties in good faith.
Power:	Variable rate, passed through to Customer without markup. Customer must maintain a Deposit with Service Provider equal to two months’ anticipated power consumption.
Set Up Fee:	$[***] per miner.
Maintenance Fee:	$[***] per miner per month.
Payable at Signing:	● $[***] for quarterly Facility Fee ● $[***] for two months’ power Deposit ● $[***] for miners Set Up Fee Total: $[***]

WHEREAS, Customer wishes to purchase from Service Provider the mining power specified on this Cover Page (the “Mining Power”).

WHEREAS, Service Provider wishes to provide to Customer the Mining Power, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants exchanged herein, and for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereby agree to the terms and conditions set forth in this Agreement, including this Cover Page and the Mining Services Standard Terms and Conditions (attached hereto as Exhibits A–C): (A) Mining Services Standard Terms and Conditions; (B) Mining Equipment Description; and (C) Scheduled Delivery of Mining Access Equipment.

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized officers as of the Effective Date.

BLOCKFUSION USA, INC.		SOLAR LIBERTY, INC.

By:	/s/ Alex Martini-Lo Manto	By:	/s/ Adam K. Rizzo
Name:	Alex Martini-Lo Manto	Name:	Adam K. Rizzo
Title:	CEO	Title:	President

EXHIBIT A

MINING SERVICES STANDARD TERMS AND CONDITIONS

This Exhibit A (the “Standard Terms”) is made part of, and is hereby incorporated by reference into, the Agreement between the Parties. All capitalized terms not defined in these Standard Terms shall have the meanings given to such terms in the Agreement.

1.	DEFINITIONS.

1.1.	“Costs” means, collectively, the Electricity Utility Costs and Maintenance Costs.

1.2.	“Customer Wallet” means a digital wallet address selected by Customer for storing Digital Assets.

1.3.	“Digital Asset” means any denomination of cryptocurrencies, virtual currencies or coins mined by Service Provider for or on behalf of Customer pursuant to this Agreement.

1.4.	“Downtime” means, for each calendar month, time that installed, non-defective Mining Equipment is not available to Mine in accordance with this Agreement, excluding periods of time in which the Mining Equipment is not available resulting from or relating to: (a) a Force Majeure Event (as defined below); (b) scheduled maintenance or emergency maintenance; provided that Service Provider shall provide Customer with reasonable advanced notice of any such maintenance; (c) downtime resulting from Customer’s breach of this Agreement; (d) faults or errors in the Mining Equipment not resulting from Service Provider’s breach of this Agreement; (e) LPR Program or other power curtailment set forth by the power provider; (f) curtailment decisions made by Customer or (g) downtime related to any other forces beyond the reasonable control of Service Provider or its agents or subcontractors and not avoidable by reasonable due diligence.

1.5.	“Electricity Utility Costs” means the electricity used to Mine Digital Assets using the Mining Equipment.

1.6.	“Facility” means the Service Provider facility described in Exhibit C.

1.7.	“Facility Fee” means the Facility Fee set forth on the Cover Page.

1.8.	“Generated Digital Assets” means, for any Payout Period, the Digital Assets Mined by the Third Party Mining Operator using the Mining Power minus the amount of Digital Assets retained by the Third Party Mining Operator as a fee for providing its Mining services.

1.9.	“Intellectual Property” means all forms of intellectual property rights and protections held by such Party and may include without limitation all right, title and interest arising under U.S. common and statutory law, and under the laws of other countries, in and to all (a) patents and all filed, pending or potential applications for patents, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed; (b) trade secret rights and equivalent rights; (c) copyrights, other literary property or authors rights, whether or not protected by copyright or as a mask work; and (d) proprietary indicia, trademarks, trade names, symbols, domain names, URLs, logos and/or brand names.

1.10.	“Mining Equipment” means the servers and power supplies/cables provided by the Customer to produce the Mining Power set forth in the Exhibit B.

1.11.	“Maintenance Costs” means the Maintenance Fee set forth on the Cover Page for routine monitoring and maintenance, plus Customer’s proportional share of any direct and indirect extraordinary maintenance and repair costs associated with the Mining Equipment.

1.12.	“Mine” or “Mining” means the process in which transactions for various forms of Digital Assets are verified and added to a blockchain digital ledger.

1.13.	“Payout Period” means each day during the Term (as defined below) of this Agreement.

1.14.	“Renewable Energy Credit” means any rights, credits, tokens, revenues, offsets, tax benefits or values, greenhouse gas rights or similar rights related to carbon credits or sustainable mining tokens, whether created from or through a governmental authority, other person, or private contract, now or in the future, associated with the generation of Digital Assets at the Facility, and including such rights to sell or trade any of the aforementioned domestically or internationally, and including the right to count or claim any applicable benefits under any law or regulation.

1.15.	“Set Up Fee” means the Set Up Fee set forth on the Cover Page.

1.16.	“Third Party Mining Operator” means a third-party Mining collective (pool operator) that is assigned the Mining Power to generate the Generated Digital Assets.

1.17.	“Uptime” means, for each calendar month, the availability of the Mining Equipment as a percentage equal to (a) the difference between the total number of minutes of Downtime in such month and the total number of minutes in such month, divided by (b) the total number of minutes in such calendar month.

2.	SERVICE PROVIDER OBLIGATIONS.

2.1.	Services. Subject to the terms and conditions of this Agreement (including Customer’s payment obligations), Service Provider shall use commercially reasonable efforts to:

2.1.1.	On or promptly following the Scheduled Start Date (as set forth on the Cover Page), assign the Mining Power to the Third Party Mining Operator for the purpose of generating Digital Assets and seek to reasonably minimize material interruptions in the Mining Power (the “Services”); provided, however, that if Service Provider fails to provide an Uptime of [***]% or better, the Facility Fee shall be reduced as described in Section 6.

2.1.2.	Cause the Third Party Mining Operator to promptly transfer the Generated Digital Assets to the Customer Wallet at the end of each Payout Period, as applicable.

2.1.3.	Within five (5) days following the Scheduled Start Date, Service Provider will provide all necessary access to Customer to remotely monitor the Generated Digital Assets and other metrics as reasonably requested by Customer.

2.1.4.	Throughout the Term, subject to Section 3, Service Provider shall be responsible for the management and maintenance of the Mining Equipment. Service Provider’s responsibilities will include (i) ongoing monitoring of performance metrics in an effort to maximize miner performance; (ii) Facility security; (iii) overall Facility maintenance; (iv) power and infrastructure maintenance; (v) Facility safety protocols; (vi) power procurement and billing; (vii) heat management; (viii) payment and management of employees and contractors performing services related to this Agreement; and (ix) all other such services as required for the Mining Equipment to achieve the operation requirements in Section 2.1. All such maintenance shall be performed in a diligent, competent and workmanlike manner.

2.2.	Maintenance. Service Provider, with the consent of Customer and at Customer’s expense in respect of out-of-pocket and third-party expenses, shall address and facilitate repairs to Mining Equipment, payable within thirty (30) days by Customer upon receipt of evidence of such expenses paid by Service Provider. For significant third-party repair expenses, Service Provider reserves the right to request that Customer either advance funds for the expenses or pay the third party directly.

2.3.	Repairs. Customer agrees that Service Provider may use its affiliates and any third-party contractors, vendors and/or service providers to provide the Services (in whole or in part).

3.	CUSTOMER OBLIGATIONS.

3.1.	Delivery and Setup. Customer shall (a) deliver substantially all Mining Equipment five (5) business days following the Effective Date or according to the Delivery Schedule set forth on Exhibit C; (b) on before delivery of the Mining Equipment, pay the Set Up Fee and fulfill Customer’s obligations under Sections 5.1, 5.2 and 6 below; and (c) at Customer’s sole expense, maintain a Customer Wallet that is reasonably acceptable to Service Provider and to provide Service Provider with the address information of such Customer Wallet. Customer shall immediately notify Service Provider of any changes in, or any actual or suspected security or data breaches relating to, the Customer Wallet. For the avoidance of doubt, and subject to the terms of Section 7 and Section 8, all Mining Equipment shall remain the sole property of Customer.

3.2.	Compliance with Laws. Customer’s use of the Facility and the Mining Equipment must at all times conform to all applicable laws, including international laws, the laws of the United States of America, the laws of the states in which Customer is doing business, and the laws of the state where the Facility is located.

3.3.	Licenses and Permits. Service Provider shall be responsible for obtaining any licenses, permits, consents, or approvals (“Permit”) from any federal, state or local government, which may be necessary to install, possess, own, or operate the Equipment. In the event that Service Provider fails to obtain a Permit needed for operation or allows a Permit to lapse, expire or such permit is revoked, Customer shall have the right, but not the obligation, to terminate this Agreement and remove all of its Mining Equipment.

3.4.	Mining Equipment in Good Working Order. Customer shall ensure that all Mining Equipment delivered by it to Service Provider is in good working order and suitable for use in the Facility. It is understood that Customer is responsible for any costs associated with the troubleshooting and repair of Mining Equipment received in non-working order (to include Mining Equipment supplied by Service Provider), including labor and parts. Service Provider is not responsible in any way for installation delays or loss of profits as a result of Mining Equipment Service Provider deems not to be in good working order.

3.5.	Modification and/or Overclocking of Mining Equipment. Customer shall notify and obtain prior written approval from Service Provider before any Mining Equipment containing modifications, alternations, firmware adjustments or overclocking (“Modified Equipment”) and that might cause such Mining Equipment’s performance to deviate from the standard and/or factory specifications is delivered to Service Provider for use at a Facility. If Service Provider determines that any Mining Equipment has been altered or modified without Service Provider prior written approval (“Non-Compliant Equipment”), Service Provider reserves the right to immediately discontinue service to such Non-Compliant Equipment and/or invoice Customer for Service Provider’s incremental cost from such Non-Compliant Equipment, which calculation will be solely determined by Service Provider and will be final and immediately payable by Customer. Additionally, Customer will be subject to a Non-Compliant Equipment fee equal to [***]% of the applicable Mining Equipment’s Monthly Maintenance Costs for every month each unit of the Mining Equipment was deemed to be a Non-Compliant Equipment.

3.6.	Responsibility for Mining Decisions. Customer is undertaking cryptocurrency mining for Customer’s benefit and at Customer’s own risk. Customer is solely responsible for deciding when to mine and when to curtail mining operations. Service Provider will provide recommendations to Customer as to curtail, provided that Service Provider accepts no liability whatsoever for the consequences of curtailment decision by Customer, and all decisions, regardless of Service Provider’s recommendations, shall be solely the responsibility of Customer.

4.	ALLOCATION OF MINING POWER. During the Term, subject to Section 3.6, Service Provider shall use the Mining Equipment to Mine the cryptocurrency Bitcoin, unless otherwise agreed to in writing by the Customer.

5.	ALLOCATION OF COSTS.

5.1.	Customer is solely responsible for all Costs associated with Generated Digital Assets for each Payout Period and Service Provider may invoice Customer, and Customer shall pay, in advance, Service Provider’s good faith estimate of the Costs for the coming month (each an “Invoice”), which invoice shall be due five (5) business days after invoicing. Invoices (other than the initial Invoice) shall include a copy of the power and other applicable invoices that Service Provider received, reflecting the actual costs paid by Service Provider, any detail breaking down Customer’s allocation of such Power Costs, and providing for any adjustment necessary to reconcile the estimated Costs from the prior Invoice with the actual Costs incurred.

5.2.	Customer shall at all times during the Term maintain a deposit with Service Provider in an amount equal to Service Provider’s good faith estimate of Electricity Utility Costs for the following [***] months (the “Deposit”), which Service Provider may apply to the payment of Invoices that remain unpaid past their respective due dates, and Customer shall immediately thereafter replenish the Deposit in full.

5.3.	In the event that the Deposit is not maintained at its full level, Customer authorizes Service Provider to deduct any shortfall from the Generated Digital Assets, in reduction of the Digital Asset Customer Allocation, until the Deposit is replenished. Service Provider shall, upon request, provide to Customer a report detailing all amounts deducted from the Generated Digital Assets.

5.4.	For the avoidance of doubt, any and all Renewable Energy Credits generated or receivable in connection with Generated Digital Assets shall be the sole property of Service Provider, provided that Service Provider will permit Customer to certify (and request that applicable third parties certify where possible) that Generated Digital Assets were mined using clean energy.

6.	FACILITY FEE. Customer will pay the Facility Fee quarterly in advance, with the first quarterly payment due and payable in full on the Effective Date, and thereafter within five (5) business days after invoicing.

7.	SECURITY INTEREST IN PAYMENT RIGHT. Customer grants to Service Provider a security interest in the Customer’s title, and interest, now existing and hereinafter arising, in Customer’s rights to payment arising out of this Agreement. This security interest secures the payment of Customer’s obligations under this Agreement, including any obligations to pay Costs and Facility Fees you owe to us hereunder and the payment and performance of all other liabilities and obligations of Customer to Service Provider of every kind and description, direct or indirect, absolute or contingent, due or to become due, and now existing or hereafter arising. Customer hereby appoints Service Provider as Customer’s attorney-in-fact to file such financing statements, amendments and any other instruments related to this Agreement without any requirement to obtain any other consent from you.

8.	TITLE.

8.1.	Only Customer has any right, title, or interest in and to the Mining Equipment, except for Service Provider’s limited right, provided by this Agreement, to use the Mining Equipment in the performance of Service Provider’s obligations under this Agreement.

8.2.	Service Provider shall not move any Mining Equipment from Service Provider’s premises without the prior written approval by Customer, except as set forth in Section 12.3.

8.3.	Service Provider shall mark all Mining Equipment permanently and conspicuously to identify it as the property of Customer, and indicate Customer’s name and address.

8.4.	Service Provider consents to the filing of informational UCC-1 financing statements stating that the Mining Equipment is owned by Customer.

8.5.	Service Provider shall promptly sign any documents reasonably requested by Customer to evidence all of Customer’s rights to and interests in Mining Equipment.

8.6.	Service Provider shall not allow any lien or encumbrance to be imposed on or attach to the Mining Equipment through Service Provider or as a result of Service Provider’s action or inaction, and Service Provider hereby waives any encumbrance or lien that it may have or acquire in the Mining Equipment.

8.7.	Service Provider shall give Customer prompt notice of any attachment or other judicial process materially affecting the Mining Equipment.

9.	Payments.

9.1.	Late Payments. If Customer does not make any payment due hereunder within 2 business days of the due date, Customer’s account will be considered delinquent after written notice and a cure period of 2 business days. Upon delinquency of the account, Service Provider may suspend the Services at any time. Customer is responsible for all charges Service Provider incurs because of Customer’s delinquency, including collection charges and attorneys’ fees. Delinquent payments are subject to default fees equal to the lesser of [***]% per month and the maximum amount allowed by law.

9.2.	Suspending the Services. If Customer fails to pay Costs, Facility Fees, Set Up Fees, any non-recurring charges, any other amounts due to Service Provider, or applicable taxes when due, Service Provider may immediately suspend the Services. During any period of suspension, Service Provider may allow Mining Equipment to continue operating, in which case any Digital Assets mined becomes the property of Service Provider and shall be used to offset amounts owed and due Service Provider; to this end, for so long as any such amounts remain delinquent, Service Provider may redirect the Mining Power to a Third Party Mining Operator of its choice. Customer acknowledges that the retention said cryptocurrency is not a penalty but is in the nature of liquidated damages.

9.3.	Acceleration of Balance Owed Under this Agreement. It is understood and agreed that on delinquency of the account, Service Provider, at its’ election, may accelerate the total amount owed in the following [***] days and declare the same payable at once without notice or demand, which is hereby waived, on any parties to this Agreement. Customer acknowledges that such acceleration of the balance owed under this Agreement is not a penalty but is in the nature of liquidated damages.

9.4.	Attorneys’ Fees. Legal costs associated with indemnification will be billed to Customer, and Customer will remain responsible for all such legal costs, and any costs associated with collection.

10.	ACCESS.

10.1.	Access to Facility. Customer shall not be permitted access to the Facility other than through a supervised tour of the Facility.

10.2.	Hazardous Conditions. If, in the discretion of Service Provider, its employees or agents, any hazardous conditions arise on, from, or affecting the Facility, Customer agrees and acknowledges that Service Provider is hereby authorized to suspend service under this Agreement without any liability.

10.3.	Intermittent Outages. Customer acknowledges that Service Provider participates in various Demand Response / Load Resource Participation Program (“LRP Program”) at its Facilities, and that the LRP Program is designed to maintain the integrity of the local grid system and allows for cost savings that are passed on to Service Provider. Accordingly, the LRP Program provides the local grid operator with the capability to shut off the power load serving Service Provider customers in response to emergency load situations. Such occurrences shall be deemed to constitute Force Majeure evens pursuant to Section 15. Customer agrees that the economic terms of this Agreement reflect Service Provider’s participation in the LRP Program Service Provider shall have no liability to Customer for any actions or omissions due to or resulting from its participation in the LRP Program.

11.	REMOVAL AND RELOCATION OF MINING EQUIPMENT.

11.1.	Relocation by Service Provider. Service Provider may, from time to time, relocate the Mining Equipment within the Facility, or to another facility which is owned, operated, controlled, or leased by Service Provider, upon ten (10) days’ prior written notice to Customer, provided that the site of relocation shall afford environmental conditions for the Mining Equipment in which similar equipment operates and comparable accessibility to the Mining Equipment. Notwithstanding the foregoing, Service Provider shall not arbitrarily or capriciously relocate the Mining Equipment. If the Mining Equipment is relocated according to this Section, the cost of relocating the Mining Equipment and improving the Facility to which the Mining Equipment will be relocated shall be borne by Service Provider.

11.2.	Interference. If at any time the Mining Equipment causes unacceptable interference to existing or prospective Service Provider customers or their equipment, Service Provider may remove or relocate the Mining Equipment at Customer’s sole expense. If such relocation fails to cure such interference, Service Provider may terminate this Agreement without payment, liability, or further obligation to Customer under this Agreement.

11.3.	Emergency Relocation. In the event of an emergency, as determined in Service Provider’s reasonable discretion, Service Provider may rearrange, remove, or relocate the Mining Equipment without any liability to Service Provider. Notwithstanding the foregoing, in the case of emergency, Service Provider shall provide Customer, to the extent practicable, reasonable notice prior to rearranging, removing, or relocating the Mining Equipment.

11.4.	Equipment Removal. Upon termination of this Agreement, Customer may request that Service Provider remove and deliver Mining Equipment to Customer, at Customer’s sole cost upon not less than ten (10) business days’ notice; provided that Customer shall be liable for outstanding fees and for any liability arising in connection with the termination of this Agreement. Customer’s written notification shall request a date by Customer wishes for the Mining Equipment to be packaged and shipped from the Facility. Before packaging and shipping the Mining Equipment, Service Provider will verify that Customer has no payments due, including, but not limited to any obligations relating to the termination of this Agreement, and that Customer has paid the costs of packaging, shipping and insuring such Mining Equipment from Service Provider’s Facility. If Customer uses an agent or other third party to remove the Mining Equipment, Customer shall be solely responsible for the acts of such party, and any injury, including death, and damages to the Mining Equipment, the Facility (or other site of relocation), or otherwise, caused by such party, whether directly or indirectly.

12.	TECHNOLOGY UPGRADES. The parties shall mutually agree in good faith whether to update or upgrade the software or firmware of Mining Equipment, including to replace the existing software or firmware of the Mining Equipment. Service Provider shall use commercially reasonable efforts to maintain the Mining Equipment provided by Customer.

13.	DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY.

13.1.	Disclaimers. Service Provider makes no warranties or guarantees related to the availability of the services or the operating temperature of the facility. the services and facility provided by Service Provider are provided “as is.” Service Provider does not provide mechanical cooling or backup power and the facility is subject to swings in local temperature, wind, humidity, etc. internet access is not redundant or protected and is not guaranteed at all times. Service Provider makes no warranty whatsoever, express or implied, including, but not limited to, any warranty (a) of merchantability; (b) of fitness for a particular purpose; (c) of non-infringement; (d) against interference (e) that the service shall be available 24/7 or free from interruptions; (f) that the service shall meet customer’s requirements; or (g) that the service shall provide any function not designated herein or in any other documentation provided by Service Provider.

13.2.	Limitation of Liability.

13.2.1.	Damages. In no event shall either party be liable to the other party or any other person, firm, or entity in any respect, for any indirect, consequential, special, incidental or punitive damages, including loss of profits or revenue of any kind or nature whatsoever, loss of data, arising out of mistakes, negligence, accidents, errors, omissions, interruptions, or defects in transmission, or delays, including, but not limited to, those which may be caused by regulatory or judicial authorities arising out of or relating to this agreement or the obligations of such party pursuant to this agreement.

13.2.2.	Limitations on Liability. In no event shall Service Provider be liable to customer or any other person, firm, or entity in any respect, for any indirect, consequential, special, incidental or punitive damages including, but not limited to, damages for harm to business, lost revenues, lost sales, lost savings, lost profits or revenue (anticipated or actual), loss of use, loss of data, or downtime), arising out of mistakes, negligence, accidents, errors, omissions, interruptions, or defects in transmission, or delays, including, but not limited to, those which may be caused by regulatory or judicial authorities arising out of or relating to this agreement or the obligations of such party pursuant to this agreement, regardless of the form of action, whether in contract, warranty, strict liability or tort, or any other legal or equitable theory, even if Service Provider has been advised that any such damages or losses are possible. Under no circumstances shall Service Provider’s aggregate liability under this agreement, whether under contract law, tort law, warranty, or otherwise, exceed [***]. notwithstanding anything to the contrary herein, customer understands and acknowledges that, in some situations, equipment functionality may be unavailable due to factors outside of Service Provider’s control. This includes, but is not limited to network failures, pool operator failures, denial of service attacks, currency network outages, hacking or malicious attacks on the crypto networks or exchanges, power outages, or acts of god. Service Provider shall have no obligation, responsibility, and/or liability for the following: (a) any interruption or defects in equipment functionality caused by factors outside of Service Provider’s negligence or willful misconduct; (b) any internet failure or outage; (c) damages resulting from any actions or inactions of customer or any third party not under Service Provider’s control; or (d) damages resulting from equipment or any third-party equipment.

13.2.3.	Sole Remedy; Causes of Action. Except as otherwise expressly agreed to in writing by Service Provider, Customer’s sole remedy for performance or non-performance of the terms of this Agreement shall be a refund of any fees paid to Service Provider for the applicable service month. Unless applicable law requires a longer period, any action against Service Provider in connection with this Agreement must be commenced within one year after the cause of the action has occurred.

14.	RISK

14.1.	Digital Asset Prices. Customer understands that Service Provider is not liable for price fluctuations in any Digital Asset.

14.2.	Acknowledgements. By entering into this Agreement Customer acknowledges and agrees that: (a) Service Provider is not responsible for the operation of any Digital Asset underlying protocols, and Service Provider makes no guarantee of their functionality, security, or availability; (b) Digital Asset underlying protocols are subject to sudden changes in operating rules (a/k/a “forks”), and such forks may materially affect the value, function, and/or even the name of the Digital Assets; and (c) Service Provider does not own or control the underlying software protocols which govern the operation of any Digital Asset.

14.3.	No Guarantee. Customer understands that Mining is an everchanging and volatile endeavor and that there is no guarantee that the Services will generate any set amount of Digital Assets.

14.4.	Service Provider Not Liable. Customer acknowledges that Service Provider shall have no responsibility or liability for: (a) Force Majeure; (b) any error by any Customer; (c) any error by any Third Party Mining Provider; (d) the insolvency of, or acts or omissions by, a Digital Asset trading platform or market or the issuer of any Digital Asset; (e) any error, or any loss, destruction, corruption or other inability to use or transfer any Digital Asset caused by the applicable blockchain or any other technology used to implement or operate any Digital Asset, or other circumstances beyond the reasonable control of Service Provider; (f) any delay or failure of any Digital Asset issuer, the developer or operator of any technology used to implement or operate any Digital Asset, or any broker, agent, intermediary, bank or other commercially prevalent Digital Asset payment or clearing system to provide any information or services required in order to enable Service Provider’s performance hereunder; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular Digital Asset; (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction, and (i) any other matters for which Service Provider is not responsible under this Agreement.

14.5.	Insurance. It is understood that Service Provider is not an insurer and Customer’s Mining Equipment is not covered by any insurance policy held by Service Provider. In addition to any other type of insurance and related policy limits which are required by law, or customarily obtained by companies like Customer, or other companies in its industry, Customer is responsible for obtaining insurance coverage for the Mining Equipment for up to the full replacement cost of such Mining Equipment. Customer’s insurance must be primary and non-contributory, including, but not limited to with respect to the Mining Equipment, and shall contain a waiver of subrogation clause in favor of Service Provider and shall name Service Provider as additional insured and loss payee, as applicable under such policies of insurance. Customer shall provide copies of such policies, and required endorsements to Service Provider upon request. Customer agrees to look exclusively to Customer’s insurer to recover for personal injury (including death) or damage to property, including, but not limited to, the Equipment, and releases and waives all right of recovery against Service Provider.

15.	INDEMNIFICATION. Customer will indemnify, hold harmless, and defend Service Provider, its subsidiaries, and their respective employees, agents, directors, owners, executives, representatives, and subcontractors from any liability, claim, judgment, loss, cost, expense or damage, including attorneys’ fees and legal expenses arising from or relating to: (A) Customer’s, or its representatives’ breach of this Agreement or applicable law; (B) the Mining Equipment or Customer’s use of the Mining Equipment; (C) any injuries, including but not limited to death, or damages sustained by any person or property due to any direct or indirect act, omission, negligence or misconduct of Customer, its agents, representatives, employees, contractors and their employees and subcontractors and their employees.

16.	TERM AND TERMINATION.

16.1.	Term. This Agreement shall commence on the Effective Date and will remain in effect for the term set forth on the Cover Page unless terminated in accordance with the terms set forth in this Agreement (the “Term”). This Agreement shall automatically renew for additional three-month terms unless a Party gives the other Party written notice of an intent not to renew the Agreement no later than sixty (60) days’ advance written notice that the Party does not intend to renew the Agreement.

16.2.	Termination.

16.2.1.	Either Party may terminate this Agreement immediately upon written notice to the other party in the event such other party (a) files any petition in bankruptcy; (b) has an involuntary petition in bankruptcy filed against it; (c) becomes insolvent; (d) makes a general assignment for the benefit of creditors; (e) admits in writing its inability to pay its debts as they mature; (f) has a receiver appointed for its assets; (g) ceases conducting business in the normal course; or (h) has any significant portion of its assets attached.

16.2.2.	Customer may terminate this Agreement at any time on 90 days’ written notice by paying the aggregate of all Facility Fees for the lesser of (i) the remaining balance of the Term and (ii) the balance payable during such 90-day period, provided all other amounts hereunder have been paid in full and obligations fulfilled.

16.3.	Breach and Cure. Either Party may terminate this Agreement upon written notice to the other Party if such other Party breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given written notice thereof.

16.4.	Effect of Termination. Except as provided in Section 19.14, following the expiration or termination of this Agreement, all Customer’s rights under this Agreement shall terminate and Customer shall be entitled to the immediate possession of all Mining Equipment.

17.	FORCE MAJEURE.

17.1.	Force Majeure Event. Notwithstanding anything to the contrary in this Agreement, and subject to the terms in this Section, Service Provider shall not be responsible for any failure to perform and will not be liable to Customer for any damages to Customer, as a result of any Force Majeure Event. “Force Majeure Event” means any event that is beyond Service Provider’s reasonable control, including, but not limited to, (a) unforeseeable disruption or breakdown of cryptocurrency markets (or other related financial markets); (b) acts of war; (c) issues with technology suppliers, (d) issues with import/export restrictions, (e) unforeseeable lack of electricity supplies, blackouts, brownouts or power shortages; (f) Internet outages; (g) any government action, order, law, regulation, moratorium or action that renders or purports to render the provision of the Services unlawful or that is so onerous it renders provision of the Services not commercially practicable; (h) weather; (i) disease, epidemic or pandemic (where an epidemic or pandemic has been declared at Service Provider’s hosting site(s) by the Center for Disease Control or the World Health Organization), where such disease, epidemic, or pandemic causes a government-mandated shutdown of Service Provider or the hosting site(s) hosting the Mining Equipment; or (j) any other issue outside of the reasonable control of Service Provider.

17.2.	Service Provider Actions. Service Provider’s limitation on responsibility due to a Force Majeure Event in Section 16.1 applies only if: (a) Service Provider takes such action as may be reasonably necessary to void, nullify, or mitigate, in all material respects, the effects of the Force Majeure Event; (b) Service Provider provides Customer with prompt and precise notice of (i) the identity of the specific Force Majeure Event; (ii) the details of Service Provider’s attempts to void, nullify, or mitigate the effects of the Force Majeure Event; and (iii) an anticipated timeline of recovery to normal business operations from the Force Majeure Event.

18.	COMMUNICATIONS & NOTICES.

18.1.	Addresses for Notices. All notices, requests, or other communications or documents to be given under this Agreement shall be in writing and addressed to the person(s), and at the addresses, set forth for each Party on the Cover Page.

18.2.	Method. Notices shall be deemed effective: (a) when delivered by hand; (b) one day after posting with a recognized express delivery service specifying priority overnight delivery with written verification of receipt (in the case of internal domestic U.S. deliveries); (c) five (5) days after posting with a recognized international express delivery service specifying priority international delivery with written verification of receipt (in the case of international deliveries); or (d) when sent by e-mail with confirmation of transmission by the transmitting equipment. Each Party may designate a different address or contact person by notice given in the manner provided in this Section.

19.	REPRESENTATIONS AND WARRANTIES.

19.1.	Each Party. Each Party hereby represents, warrants and covenants to the other Party that: (a) it has full, right, power and authority to enter into this Agreement and to perform its obligations under this Agreement; and (b) the execution of this Agreement and the performance of its obligations hereunder do not and will not constitute any material breach of any agreement to which it is a party.

19.2.	Customer. Customer represents, warrants and covenants that as between Service Provider and Customer, Customer will be the beneficial owner of the Digital Assets and there will be no third-party beneficiaries to the Agreement.

20.	GENERAL PROVISIONS.

20.1.	Governing Laws & Venue. This Agreement will be construed in accordance with the laws of the State of Delaware as applied to contracts made and performed entirely therein, and without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Parties. All disputes, suits, actions or proceedings relating to this Agreement shall be brought solely in the state or federal courts located in the State of Delaware. Provider hereby consents to the exclusive jurisdiction and venue of the State of Delaware in connection with any such dispute, suit, action or proceeding, and waives any defense of forum inconveniens in connection therewith. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER PARTY IN CONNECTION WITH THIS AGREEMENT.

20.2.	Assignment. Except as expressly provided herein, neither Party may assign or transfer (collectively “assign”) this Agreement, or any rights or obligations under this Agreement, without the prior written consent of the other, which consent may be withheld in the consenting Party’s discretion; provided, however, that a Party may make such an assignment without the other Party’s consent (i) to an affiliate, provided that such affiliate agrees in writing to be bound by the terms and conditions of this Agreement; (ii) in conjunction with a change of control of such Party; or (iii) in conjunction with the sale of a Party, or all or substantially all assets of such Party related to the subject matter of this Agreement, to, or the merger of a Party with, any third party. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any assignment or attempted assignment by either Party in violation of the terms of this Section 19.2 shall be null and void and of no legal effect.

20.3.	Entire Agreement; Amendment. This Agreement, including any updates or amendments, constitutes the complete and exclusive agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding the same. This Agreement may only be modified by a written instrument properly executed by the Parties (and such written instrument shall explicitly say that it is an amendment hereto so that no informal amendment inadvertently occurs).

20.4.	Confidentiality. The terms and conditions of this Agreement, the Services, the Costs and the Facility Fees (and any other related materials or information provided by Service Provider to Customer) are Service Provider’s confidential information, regardless of whether they are marked as confidential, proprietary or otherwise. The personal data provided by Customer in the context of this Agreement (and any other related materials or information provided by Customer to Service Provider) are Customer’s confidential information, regardless of whether they are marked as confidential, proprietary or otherwise. During the Term, the Parties shall (a) keep such confidential information strictly confidential in a manner that each Party protects its own confidential or proprietary information of a similar nature (and with no less than reasonable care); and (b) not disclose such confidential information to any third party other than each Party’s partners, vendors, assignees, purchasers, investors, lenders, lessors, and financial or legal consultants that have a need to know such information and have agreed in writing to keep such information confidential and not disclose such confidential information. consistent with the terms of this Agreement. Notwithstanding the foregoing, the either Party may disclose confidential information as required by law or by order of a court of competent jurisdiction, provided that, in such event, (i) such Party will provide the other Party with prompt notice of such obligation and permit the other Party an opportunity to take legal action to prevent or limit the scope of such disclosure; and (ii) such Party will furnish only that portion of the other Party’s confidential information which the Party is advised by counsel is legally required and the Parties will exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such confidential information.

20.5.	Non-solicitation. From the Scheduled Start Date and for nine months thereafter, each Party agrees not to solicit the employees, contractors, or other affiliates of the other Party.

20.6.	Independent Contractors. Service Provider and Customer are independent contractors, and nothing in the Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the Parties. Neither Party is an agent or representative of the other or is authorized to make any warranties or assume or create any other obligations on behalf of the other.

20.7.	Compliance with Laws. Notwithstanding anything to the contrary herein, Service Provider makes no guarantees or warranties with respect to this Agreement, the Mining Equipment, any Facility, the Services pursuant hereto, or with respect to complying with applicable local, state, or national laws or regulations, but shall use commercially reasonable efforts to remain in compliance with such laws (to the extent that it already is), or work towards compliance with such law (to the extent that it is not, whether due to changing laws or otherwise). Customer understands and agrees that Service Provider shall not be in violation of this Agreement, and shall have no liability, to the extent it uses, or has used commercially reasonable efforts to comply with applicable law.

20.8.	Intellectual Property. Nothing in this Agreement shall be deemed to grant to either party any rights or licenses, by implication, estoppel or otherwise, to any of the other party’s Intellectual Property. Neither party shall contest or challenge, or assist any third party in contesting or challenging, the validity or enforceability of any of the other party’s Intellectual Property.

20.9.	Trademarks. Each party is strictly prohibited from using any product or corporate name, designation, logo, trade name, trademark, service name or service mark associated with the other party in any marketing materials, regulatory filing, financial statements, offering circular, prospectus or otherwise, without the prior written consent of the first party, which may be withheld by the first party in its sole and absolute discretion.

20.10.	No Exclusivity. This Agreement in no way establishes any exclusive arrangement between Customer and Service Provider. Each party acknowledges and agrees that the other party will be free to enter into agreements and other arrangements with any third parties, at any time, regarding any products or services.

20.11.	Parties Are Sophisticated and Represented. No preference shall be given to one Party by virtue of the fact that such Party did not draft this Agreement. No bias shall be placed against the drafter. Each Party has been advised and offered the opportunity to seek legal counsel regarding this Agreement. To the extent they chose not to or to limit such, they hereby waive any later complaint that they lacked proper counsel or understanding. No failure by any Party to insist upon the strict performance of this Agreement shall constitute waiver of any breach, covenant, duty, or term herein.

20.12.	Counterparts / Execution. The Agreement may be executed in counterparts, which together shall constitute a single instrument, and may also be executed by electronic signature, and the Parties agree that facsimile, digitally scanned or other electronic copies of signatures shall be valid and binding as originals.

20.13.	Taxes. The Costs and fees set forth herein do not include any foreign, federal, state or local sales, value added, use, withholding or other similar taxes, tariffs or duties, however designated, levied against the sale, licensing, delivery or use of the components and products provided under the Agreement. Customer shall pay, or reimburse Service Provider for, all such taxes; provided, however, that Customer shall not be liable for any taxes based on Service Providers’ net income.

20.14.	Survival. The provisions contained in Sections 1, 5, 7, 8, 10.4, 12, 13, 14, 15.4 and 19 shall survive the termination or expiration of this Agreement.

February 17, 2023

Via DocuSign

Solar Liberty, Inc.
[***]

Re: Binding Letter of Intent for Expansion

Dear Adam:

Reference is made to the Revised and Restated Mining Services Agreement (the “Agreement”) dated as of November 23, 2022 by and between Blockfusion USA, Inc. (“Service Provider”) and Solar Liberty, Inc. (“Customer”). This binding letter of intent (this “LOI”) sets forth the terms on which Service Provider grants Customer certain rights to expand the Mining capacity and services provided under the Agreement. Capitalized terms not defined in this LOI have the meanings ascribed them in the Agreement.

1.	Additional Capacity. Subject to the terms and conditions of this LOI, Service Provider agrees that it will reserve an additional incremental one (1) MW of load power and associated rack space at the Facility for colocation of Mining Equipment by Customer (the “Additional Capacity”) and while this LOI is in effect, Service Provider agrees that it will not grant the use of the Additional Capacity to any third party.

2.	Expansion Option. Customer will have the right (the “Expansion Option”), by written notice to Service Provider on or before April 28, 2023 (the “Exercise Notice”), to elect to amend the Agreement to add the Additional Capacity to the Agreement as described in Section 4 below.

3.	Option Fee. As consideration for the execution of this LOI and the grant of the Expansion Option by Service Provider hereunder, upon execution of this LOI Customer will send to Service Provider by wire transfer the amount of $[***] (the “Option Fee”).

4.	Amendment to the Agreement. If Customer elects to exercise the Expansion Option in accordance with Section 2 above, effective as of the date of the Exercise Notice (the “Effective Date”), the Agreement will be deemed to have been amended by the Parties such that:

a.	The load power and rack space available to Customer under the Agreement will increase from one (1) MW to two (2) MW.

b.	A new Exhibit B and C will be provided by Customer detailing additional Mining Equipment to be delivered to the Facility.

c.	A new Set Up Fee of $[***] per miner will be payable with respect to additional Mining Equipment.

d.	The Facility Fee will be charged based on the assumption of full deployment of miners using the full capacity of two (2) MW as of the Effective Date.

e.	An additional Deposit and prepayment of the adjusted Facility Fee will be payable as of the Effective Date, and the amount of the Option Fee will be credited against the Facility Fees payable.

5.	Termination. In the event that Customer does not duly exercise the Expansion Option by timely sending an Exercise Notice on or before April 1, 2023, this LOI shall automatically terminate and the Option Fee will be retained by Service Provider.

6.	Governing Law. This LOI shall be governed by and construed in accordance with the internal laws of the state of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the state of Delaware.

7.	No Third-Party Beneficiaries. Nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this LOI.

8.	Binding Agreement. This LOI constitutes a binding agreement of the Parties, enforceable in accordance with its terms.

9.	Miscellaneous. Neither this LOI nor any rights or obligations hereunder may be assigned, delegated, or conveyed by either Party without the prior written consent of the other Party. This LOI may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this LOI have been inserted for reference only and shall not be deemed to be a part of this LOI.

[signature page follows]

If you are in agreement with the terms set forth above please sign this LOI in the space provided below.

Very truly yours, BLOCKFUSION USA, INC.

By:	/s/ Alex Martini
Name:	Alex Martini
Title:	CEO

Agreed to and accepted:

SOLAR LIBERTY, INC.

By:	/s/ Adam K. Rizzo
Name:	Adam K. Rizzo
Title:	President

February 12, 2024

Via DocuSign

Solar Liberty, Inc.
[***]

Re: Expansion Amendment No. 2

Dear Adam:

Reference is made to the Revised and Restated Mining Services Agreement dated as of November 23, 2022 by and between Blockfusion USA, Inc. (“Service Provider”) and Solar Liberty, Inc. (“Customer”) as amended pursuant to the binding letter of intent dated as of February 17, 2023 (as so amended, the “Agreement”).

This letter agreement (this “Amendment”) sets forth the terms on which Service Provider and Customer amend the Agreement to expand the capacity thereunder from two (2) MW to three (3) MW. Capitalized terms not defined in this Amendment have the meanings ascribed them in the Agreement.

1.	Amendment to the Agreement. The Agreement is hereby amended such that:

a.	The load power and rack space available to Customer under the Agreement will increase from two (2) MW to three (3) MW.

b.	A new Exhibit B and C will be promptly provided by Customer detailing additional Mining Equipment to be delivered to the Facility.

c.	A new Set Up Fee of $[***] per miner will be payable with respect to additional Mining Equipment.

d.	The Facility Fee will be charged based on the assumption of full deployment of miners using the full capacity of three (3) MW as of the Effective Date.

e.	An additional Deposit and prepayment of the adjusted Facility Fee will be payable on or before February 15, 2024.

2.	Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of March 15, 2024 or such earlier date as the Parties may agree in writing (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

3.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the state of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the state of Delaware.

4.	No Third-Party Beneficiaries. Nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Amendment.

5.	Binding Agreement. This Amendment constitutes a binding agreement of the Parties, enforceable in accordance with its terms.

6.	Miscellaneous. Neither this Amendment nor any rights or obligations hereunder may be assigned, delegated, or conveyed by either Party without the prior written consent of the other Party. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

[signature page follows]

If you are in agreement with the terms set forth above please sign this Amendment in the space provided below.

Very truly yours, BLOCKFUSION USA, INC.

By:	/s/ Alex Martini
Name:	Alex Martini
Title:	CEO

Agreed to and accepted:

SOLAR LIBERTY, INC.

By:	/s/ Adam K. Rizzo
Name:	Adam K. Rizzo
Title:	President

December 10, 2024

Via DocuSign

Solar Liberty, Inc.
[***]

Re: Expansion Amendment No. 3

Dear Adam:

Reference is made to the Revised and Restated Mining Services Agreement dated as of November 23, 2022 by and between Blockfusion USA, Inc. (“Service Provider”) and Solar Liberty, Inc. (“Customer”) as amended pursuant to the binding letter of intent dated as of February 17, 2023 and the Expansion Amendment No. 2 dated as if February 12, 2024 (as so amended, the “Agreement”).

This letter agreement (this “Amendment”) sets forth the terms on which Service Provider and Customer amend the Agreement to expand the capacity thereunder from three (3) MW to four (4) MW. Capitalized terms not defined in this Amendment have the meanings ascribed them in the Agreement.

1.	Amendment to the Agreement. The Agreement is hereby amended such that:

a.	Upon the Effective Date (as defined below), the load power and rack space available to Customer under the Agreement will increase from three (3) MW to four (4) MW.

b.	Prior to the Effective Date, a new Exhibit B and C will be provided by Customer detailing additional Mining Equipment to be delivered to the Facility.

c.	A new Set Up Fee of $[***] per miner will be payable with respect to additional Mining Equipment.

d.	From the Effective Date, the Facility Fee will be charged based on the assumption of full deployment of miners using the full capacity of four (4) MW.

e.	An additional Deposit of $[***] will be payable as follows:

i.	On or before January 1, 2025: $[***]

ii.	On or before February 1, 2025: $[***]

iii.	On or before March 1, 2025: $[***]

f.	From the Effective Date, the full Facility Fee will be payable monthly in advance, in accordance with Service Provider’s ordinary billing practices.

g.	The Term of the Agreement shall be extended through December 31, 2025, and the Agreement shall automatically renew for additional one-month terms unless a Party gives the other Party written notice of an intent not to renew the Agreement no later than thirty (30) days’ prior to the end of the then-current term.

2.	Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of January 1, 2025 or such earlier date as the Parties may agree in writing (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

3.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the state of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the state of Delaware.

4.	No Third-Party Beneficiaries. Nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Amendment.

5.	Binding Agreement. This Amendment constitutes a binding agreement of the Parties, enforceable in accordance with its terms.

6.	Miscellaneous. Neither this Amendment nor any rights or obligations hereunder may be assigned, delegated, or conveyed by either Party without the prior written consent of the other Party. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

[signature page follows]

If you are in agreement with the terms set forth above please sign this Amendment in the space provided below.

Very truly yours, BLOCKFUSION USA, INC.

By:	/s/ Alex Martini
Name:	Alex Martini
Title:	CEO

Agreed to and accepted:

SOLAR LIBERTY, INC.

By:	/s/ Adam K. Rizzo
Name:	Adam K. Rizzo
Title:	President

November 12, 2025

Via DocuSign

Solar Liberty, Inc.
[***]

Re: Expansion Amendment No. 4

Dear Adam:

Reference is made to the Revised and Restated Mining Services Agreement dated as of November 23, 2022 by and between Blockfusion USA, Inc. (“Service Provider”) and Solar Liberty, Inc. (“Customer”) as amended pursuant to the binding letter of intent dated as of February 17, 2023, Expansion Amendment No. 2 dated as if February 12, 2024 and Expansion Amendment No. 3 dated as if December 10, 2024 (as so amended, the “Agreement”).

This letter agreement (this “Amendment”) sets forth the terms on which Service Provider and Customer amend the Agreement to expand the capacity thereunder from four (4) MW to five (5) MW. Capitalized terms not defined in this Amendment have the meanings ascribed them in the Agreement.

1.	Amendment to the Agreement. The Agreement is hereby amended such that:

a.	Upon the Effective Date (as defined below), the load power and rack space available to Customer under the Agreement will increase from four (4) MW to five (5) MW.

b.	Prior to the Effective Date, a new Exhibit B and C will be provided by Customer detailing additional Mining Equipment to be delivered to the Facility.

c.	A new Set Up Fee of $[***] per miner will be payable with respect to additional Mining Equipment.

d.	From the Effective Date, the Facility Fee will be charged based on the assumption of full deployment of miners using the full capacity of five (5) MW.

e.	No additional Deposit shall be required.

f.	From the Effective Date, the full Facility Fee will be payable monthly in advance, in accordance with Service Provider’s ordinary billing practices.

g.	The Term of the Agreement shall be extended through December 31, 2026, provided that either a Party may terminate on 120 days’ written notice to the other.

2.	Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of December 1, 2025 or such earlier date as the Parties may agree in writing (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

3.	Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the state of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the state of Delaware.

4.	No Third-Party Beneficiaries. Nothing herein is intended or shall be construed to confer upon any person or entity other than the Parties and their successors or assigns, any rights or remedies under or by reason of this Amendment.

5.	Binding Agreement. This Amendment constitutes a binding agreement of the Parties, enforceable in accordance with its terms.

6.	Miscellaneous. Neither this Amendment nor any rights or obligations hereunder may be assigned, delegated, or conveyed by either Party without the prior written consent of the other Party. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement. The headings of the various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

[signature page follows]

If you are in agreement with the terms set forth above please sign this Amendment in the space provided below.

Very truly yours, BLOCKFUSION USA, INC.

By:	/s/ Alex Martini
Name:	Alex Martini
Title:	CEO

Agreed to and accepted:

SOLAR LIBERTY, INC.

By:	/s/ Adam K. Rizzo
Name:	Adam K. Rizzo
Title:	President